TURNER FUNDS

                               Amended Rule 18f-3
                               Multiple Class Plan

                         Dated as of November 19, 2000,
                 as revised on May 18, 2005, November 17, 2006,
                      February 21, 2008 and July 15, 2009


         Turner Funds (the "Trust"), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of units of beneficial interest ("Shares") in each fund listed on Schedule A hereto (each a "Fund" and together the "Funds") to persons who may from time to time beneficially own Shares ("Shareholders"). The Trustees of the Trust may add funds to and/or delete funds from Schedule A from time to time.

A.       Attributes of Share Classes

         1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is approved by the Trust's Board of Trustees and as attached hereto as Exhibits A, B C and D.

         2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class of a Fund will have a class name or names (or other designation) that identifies the class as separate from any other class of that same Fund; (ii) each class will be offered and sold only to investors meeting any qualifications set forth in the Certificate and disclosed in the Trust's Prospectus; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "12b-1 Plan"), and separately bear any other service fees that are payable under any service plan and/or agreement entered into with respect to that class which are not contemplated by or within the scope of the 12b-1 Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); (v) each class will separately bear any sales charges (which may be a front end sales charge or a contingent deferred sales charge) applicable to such class; and (vi) Shareholders of each class will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to such class (such as a 12b-1 Plan or service plan relating to such class), and will have separate voting rights on any matter submitted to Shareholders in which the interests of that class differ from the interests of any other class.

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B.       Expense Allocations

         With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any fees relating to a particular class of shares associated with a 12b-1 Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

         Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.       Amendment of Plan; Periodic Review

         This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

         The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least annually for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.



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                                                                      Schedule A

                                  Turner Funds

                         Turner Concentrated Growth Fund
                             Turner Core Growth Fund
                           Turner Emerging Growth Fund
                          Turner Large Cap Growth Fund
                            Turner Midcap Growth Fund
                          Turner Small Cap Growth Fund
                           Turner New Enterprise Fund
                      Turner International Core Growth Fund
                          Turner Small Cap Equity Fund
                  Turner Quantitative Broad Market Equity Fund
                            Turner Midcap Equity Fund
                    Turner Quantitative Large Cap Value Fund
                              Turner Spectrum Fund



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                                                                       Exhibit A

                                  TURNER FUNDS
                    AMENDED CERTIFICATE OF CLASS DESIGNATION

                                 Class II Shares

1. Class-Specific Distribution and Servicing Arrangements; Administration Fees, Other Expenses.

         Class II Shares are sold without a sales charge, but are subject to Rule 12b-1 distribution plan payments, shareholder servicing fees, or a combination thereof, under the Class II Shares Amended and Restated Distribution Plan (the "Distribution Plan") and the Class I and Class II Shares Amended and Restated Shareholder Services Plan (the "Shareholder Services Plan" and, together with the Distribution Plan, the "Plans"). Payments may be made (i) under the Distribution Plan up to, but not exceeding, Seventy-Five basis points (0.75%) for distribution payments and (ii) under the Shareholder Services Plan up to, but not exceeding, Twenty-Five basis points (0.25%) for shareholder service fees

2.       Rule 12b-1 Distribution Plan

         The Distributor may use the payments under the Distribution Plan for
(i) compensation for its services in connection with Class II distribution assistance; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with Class II distribution assistance.

3.       Shareholder Services Plan

         The Funds may use payments under the Shareholder Services Plan to provide or enter into written agreements with service providers ("Service Providers") who will provide one or more of the following shareholder services:
(i) maintaining accounts relating to shareholders that invest in Class II Shares ("Class II Shareholders"); (ii) arranging for bank wires; (iii) responding to client inquiries relating to the services performed by the Service Providers;
(iv) responding to inquiries from Class II Shareholders concerning their investment in Class II Shares; (v) assisting Class II Shareholders in changing dividend options, account designations and addresses; (vi) providing information periodically to Class II Shareholders showing their position in Class II Shares;
(vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Class II Shareholders; (viii) processing purchase, exchange and redemption requests from Class II Shareholders and placing orders with the Funds or their Service Providers; (ix) processing dividend payments from the Funds on behalf of Class II Shareholders; and (x) providing such other similar services as the Funds may reasonably request to the extent that the Service Provider is permitted to do under applicable laws or regulations. The Funds may also use this fee for payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and Service Providers' affiliates and subsidiaries as compensation for such services as are described in this Section 3.

4.       Exchange Privileges

         Class II Shares of each Fund may be exchanged in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

5.       Voting Rights

         Each Class II Shareholder will have one vote for each full Class II Share held and a fractional vote for each fractional Class II Share held. Class II Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class II Shares (such as a distribution plan or service agreement), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class II Shareholders differ from the interests of holders of any other class.

6.       Conversion Rights

         Class II Shares do not have a conversion feature.

7.       Redemption Fee

         Class II Shares may be subject to a redemption fee as disclosed in the Fund's Prospectus.


Dated:  February 21, 2008

                                                                       Exhibit B

                                  TURNER FUNDS
                    AMENDED CERTIFICATE OF CLASS DESIGNATION

                                 Class I Shares

1. Class-Specific Distribution Arrangements; Other Expenses.

         Class I Shares are sold without a sales charge, but are subject to shareholder servicing fees under the Class I and Class II Shares Amended and Restated Shareholder Services Plan (the "Shareholder Services Plan" or the "Plan"). Payments may be made under the Plan up to, but not exceeding, Twenty-Five basis points (0.25%) for shareholder service fees.

2.       Shareholder Services Plan

         The Funds may use payments under the Shareholder Services Plan to provide or enter into written agreements with service providers ("Service Providers") who will provide one or more of the following shareholder services:
(i) maintaining accounts relating to shareholders that invest in Class I Shares ("Class I Shareholders"); (ii) arranging for bank wires; (iii) responding to client inquiries relating to the services performed by the Service Providers;
(iv) responding to inquiries from Class I Shareholders concerning their investment in Class I Shares; (v) assisting Class I Shareholders in changing dividend options, account designations and addresses; (vi) providing information periodically to Class I Shareholders showing their position in Class I Shares;
(vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Class I Shareholders; (viii) processing purchase, exchange and redemption requests from Class I Shareholders and placing orders with the Funds or their Service Providers; (ix) processing dividend payments from the Funds on behalf of Class I Shareholders; and (x) providing such other similar services as the Funds may reasonably request to the extent that the Service Provider is permitted to do under applicable laws or regulations. The Funds may also use this fee for payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and Service Providers' affiliates and subsidiaries as compensation for such services as are described in this Section 2.

3. Class I Shares of each Fund may be exchanged in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.       Voting Rights

         Each Class I Shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Class I Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I Shares


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(such as a distribution plan or service agreement), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class I Shareholders differ from the interests of holders of any other class.

5.       Conversion Rights

         Class I Shares do not have a conversion feature.


Dated:  February 21, 2008











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                                                                       Exhibit C

                                  TURNER FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                Class III Shares

1. Class-Specific Distribution Arrangements; Other Expenses.

         Class III Shares are sold without a sales charge.

2. Class III Shares of each Fund may be exchanged in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

3.       Voting Rights

         Each Class III Shareholder will have one vote for each full Class III Share held and a fractional vote for each fractional Class III Share held. Class III Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class III Shares, and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class III Shareholders differ from the interests of holders of any other class.

4.       Conversion Rights

         Class III Shares do not have a conversion feature.


Dated:  February 21, 2008



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                                                                       Exhibit D

                                  TURNER FUNDS
                        CERTIFICATE OF CLASS DESIGNATION

                                 Class C Shares

1. Class-Specific Distribution and Servicing Arrangements; Administration Fees, Other Expenses.

         Class C Shares are sold with a contingent deferred sales charge of 1.00%, which is applicable to Class C Shares redeemed within 12 months of purchase. Class C Shares are also subject to Rule 12b-1 distribution plan payments, shareholder servicing fees, or a combination thereof, under the Class C Shares Distribution Plan (the "Distribution Plan") and the Class C Shares Shareholder Services Plan (the "Shareholder Services Plan" and, together with the Distribution Plan, the "Plans"). Payments may be made (i) under the Distribution Plan up to, but not exceeding, Seventy-Five basis points (0.75%) for distribution payments and (ii) under the Shareholder Services Plan up to, but not exceeding, Twenty-Five basis points (0.25%) for shareholder service fees

2.       Contingent Deferred Sales Charge

         A 1.00% contingent deferred sales charge ("CDSC") will be deducted with respect to Class C Shares redeemed within 12 months of purchase, unless a CDSC waiver applies, as described in a Fund's prospectus. The CDSC will be based on the lower of the original purchase price or the value of the Class C Shares redeemed. The Distributor may compensate a financial intermediary at the time of sale at a commission rate of 1.00% of the net asset value of the Class C Shares purchased.

3.       Rule 12b-1 Distribution Plan

         The Distributor may use the payments under the Distribution Plan for
(i) compensation for its services in connection with Class C Share distribution assistance; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with Class C Share distribution assistance.

4.       Shareholder Services Plan

         The Funds may use payments under the Shareholder Services Plan to provide or enter into written agreements with the Distributor and other service providers (together, the "Service Providers") who will provide one or more of the following shareholder services: (i) maintaining accounts relating to shareholders that invest in Class C Shares ("Class C Shareholders"); (ii) arranging for bank wires; (iii) responding to client inquiries relating to the services performed by the Service Providers; (iv) responding to inquiries from Class C Shareholders concerning their investment in Class C Shares; (v) assisting Class C Shareholders in changing dividend options, account designations and addresses; (vi) providing information periodically to Class C Shareholders showing their position in Class C Shares;
(vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Class C Shareholders; (viii) processing purchase, exchange and redemption requests from Class C Shareholders and placing orders with the Funds or their Service Providers; (ix) processing dividend payments from the Funds on behalf of Class C Shareholders; and (x) providing such other similar services as the Funds may reasonably request to the extent that the Service Provider is permitted to do under applicable laws or regulations. The Funds may also use this fee for payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and Service Providers' affiliates and subsidiaries as compensation for such services as are described in this Section 4.

5.       Exchange Privileges

         Class C Shares of each Fund may be exchanged in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

6.       Voting Rights

         Each Class C Shareholder will have one vote for each full Class C Share held and a fractional vote for each fractional Class C Share held. Class C Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C Shares (such as a distribution plan or service agreement), and will have separate voting rights on any other matter submitted to shareholders in which the interests of Class C Shareholders differ from the interests of holders of any other class.

7.       Conversion Rights

         Class C Shares do not have a conversion feature.


Dated:  July 15, 2009